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                                                            EXHIBIT 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Sepracor Inc. on Form S-8, relating to the 1991 Director Stock Option Plan, of our report dated February 27, 1996, except as to the information contained in Notes K and S, for which the date is March 29, 1996, on our audits of the consolidated financial statements and financial statement schedule of Sepracor Inc.




                                            /s/ COOPERS & LYBRAND L.L.P.
                                            -----------------------------
                                            COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 31, 1996